                               Exhibit 4.3.b.

                               INSIDER LETTER


                                July 12 2006
                                     --


Viceroy Acquisition Corporation
8235 Forsyth Boulevard
Suite 400
St. Louis, Missouri 63105


CRT Capital Group LLC
262 Harbor Drive
Stamford
Connecticut 06902


KBC Peel Hunt Ltd
111 Old Broad Street
London
EC2N 1PH


         Re: Offering of Units
         ---------------------

Gentlemen:

         The undersigned shareholder of Viceroy Acquisition Corporation (the "COMPANY"), in consideration of CRT Capital Group LLC ("CRT") and KBC Peel Hunt Ltd ("KBC") agreeing to act as placement agents in the offering ("OFFERING") of 22,500,000 units (the "UNITS"), each Unit consisting of one share of common stock in the capital of the Company, par value $0.0001 per share (the "SHARES"), and one warrant (the "WARRANTS"), each Warrant entitling the holder to purchase one Share, as more particularly explained in the offering circular of the Company in connection with such Offering (the "OFFERING CIRCULAR") and embarking on the placement process, hereby agrees as follows:

         1. Until the earlier of (a) the completion by the Company of a Qualified Business Combination and (b) the distribution of all amounts held in the Trust Fund following the failure by the Company to complete a Qualified Business Combination by the Qualified Business Combination Deadline, to the extent the Company solicits the approval of its shareholders for a Business Combination, the undersigned irrevocably agrees to vote all Founding Shares owned by him and the Shares included in Units purchased by the undersigned in the Offering in accordance with the majority of the votes cast by the New Shareholders.

         2. In the event that the Company fails to complete a Business Combination by the Qualified Business Combination Deadline, the undersigned will take all reasonable actions within its power to cause the Company to liquidate as soon as reasonably practicable. On such a liquidation, the undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the funds held in the Trust Fund as a result of such liquidation with respect to its Founding Shares (any such right, title, interest or claim, a "CLAIM") and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company in respect of its Founding Shares and will not seek recourse against the Trust Fund for any reason whatsoever in respect of its Founding Shares.

         3. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a Target Business, until the earlier of (a) the completion by the Company of a Qualified Business Combination and (b) the distribution of all amounts held in the Trust Fund following the failure by the Company to complete a Qualified Business Combination by the Qualified Business Combination Deadline.

         4. The undersigned acknowledges and agrees that until the earlier of (a) the completion by the Company of a Qualified Business Combination and
(b) the distribution of all amounts held in the Trust Fund following the failure by the Company to complete a Qualified Business Combination by the Qualified Business Combination Deadline, the Company will not complete any Business Combination which involves an entity which is affiliated with the undersigned unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. (such firm being reasonably acceptable to each of CRT and KBC) that the Business Combination is fair to the Company's shareholders from a financial perspective.

         5. Until the completion by the Company of a Business Combination neither the undersigned, nor any affiliate of the undersigned will be entitled to receive, and will not accept, any compensation for services rendered to the Company prior to such Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company (out of the funds not held in the Trust Fund) for its reasonable out-of-pocket expenses incurred in connection with seeking and completing any Business Combination.

         6. Until the earlier of (a) the completion by the Company of a Qualified Business Combination and (b) the distribution of all amounts held in the Trust Fund following the failure by the Company to complete a Qualified Business Combination by the Qualified Business Combination Deadline, neither the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, or any affiliate of the undersigned originates a Business Combination.

         7. The undersigned agrees to enter into an escrow agreement with the Company and an escrow agent (such escrow agent being reasonably acceptable to each of CRT and KBC) with respect to its Founding Shares whereby its Founding Shares will be held in escrow for a three-year period commencing on the Admission Date. The undersigned agrees not to amend the terms of any escrow agreement entered into without the prior written consent of each of CRT and KBC.

         8. (a) The undersigned agrees, for the purposes of, and subject to the provisions of, Rule 7 of the AIM Rules (as further described in the Offering Circular) and the Rule 7 Lock-in Deed, dated as of the date hereof and executed by the undersigned, not to dispose of any interest in the Shares or Warrants held by the undersigned, whensoever such Shares or Warrants were purchased, for the period of one year from the Admission Date.

             (b) The undersigned further agrees that he will not sell or otherwise dispose of any securities of the Company owned by it including the Shares and Warrants, except pursuant to a registration statement under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") or pursuant to an exemption from such registration; provided, however, that in the case of any sale or disposition otherwise than pursuant to a registration statement, the undersigned shall take such steps, including without limitation legending the certificates representing the securities, to make sure that the securities may be segregated from the pool of securities that are or may become tradeable in the U.S free of any restrictions. Additionally, the undersigned will not engage in any hedging transactions involving the securities of the Company owned by it (including the Shares and Warrants) other than in compliance with the Securities Act.


         9. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to CRT and KBC and their legal representatives or agents (including any investigative search firm retained by CRT or KBC) any information they may have about the undersigned's background and finances ("INFORMATION"). Neither CRT, KBC nor their agents shall be violating the undersigned's right of privacy in any matter in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection. The Information obtained shall be kept confidential in perpetuity by CRT, KBC and their legal representatives and agents except as required by law or by judicial order.

         10. Capitalized terms used but not defined in this letter have the meanings given to them in the Offering Circular.

         11. This letter shall be governed in all respects by the laws of the State of New York.

                                     ST ALBANS GLOBAL MANAGEMENT,
                                     LIMITED PARTNERSHIP, LLLP
                                     BY SAGM HOLDINGS, LLC, GENERAL
                                     PARTNER
                                     BY DOUGLAS D. HOMMERT AS MANAGER



                                     /s/ Douglas D. Hommert
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                                                    Signature